SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant      [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY OCTOBER 30, 2015

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

VERTICAL CAPITAL INCOME FUND

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for October 30, 2015. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.

The Board of Trustees recommends a vote FOR both proposals.

If you have any questions or would like to vote, please call the number listed below:

1- 855-723-7822

Your vote is important no matter the size of your Fund holdings. Please remember to vote all of your accounts in each fund. It is important that we received your vote prior to the October 30, 2015 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card(s) and enter the control number that appears on the proxy card(s). Follow the on-screen prompts to vote.	Return the executed proxy card(s) in the postage-paid envelope provided so it is received by October 30, 2015.

Call the phone number above   Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING